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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Amendment No. 2 to registration statement No. 333-12521 of Steel Dynamics, Inc. of our report dated October 28, 1996 (October 30, 1996 as to Note 12), appearing in the prospectus, which is a part of such registration statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.



DELOITTE & TOUCHE LLP


Indianapolis, Indiana


November 11, 1996